                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              HANDLEMAN COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                              HANDLEMAN COMPANY
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                                                               HANDLEMAN COMPANY
--------------------------------------------------------------------------------



                                                                 August 6, 1998

Dear Shareholder:

     You are cordially invited to join the Board of Directors and Management of Handleman Company at the Somerset Inn, 2601 West Big Beaver, Troy, Michigan for the Annual Meeting of Shareholders on Tuesday, September 8, 1998 at 2:00 p.m.

     The Notice of Annual Meeting, proxy statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the number that you hold. Whether or not you plan to attend the meeting, you are urged to sign, date and return your proxy card as soon as possible in the enclosed envelope to which no postage need be affixed if mailed in the United States. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

     We look forward to seeing you on September 8.

                                          Sincerely,



                                          Stephen Strome

                                          Stephen Strome
                                          President and Chief Executive Officer

                                HANDLEMAN COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 8, 1998




To the Shareholders of Handleman Company:

     The Annual Meeting of Shareholders of Handleman Company (the "Company") will be held at the Somerset Inn, 2601 West Big Beaver, Troy, Michigan 48084-3390, on Tuesday, September 8, 1998, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

      (1) To elect two Directors of the Company to serve until the Annual Meeting of Shareholders in 2001.

      (2) To approve the Handleman Company 1998 Stock Option and Incentive Plan, which authorizes the granting of stock options, stock appreciation rights and restricted stock, as set forth in the accompanying proxy statement.

      (3) To consider such other business as may properly come before the meeting.

      Only shareholders of record of Handleman Company at the close of business on July 14, 1998 will be entitled to vote at the meeting.

     A copy of the Annual Report of the Company for the fiscal year ended May 2, 1998 accompanies this Notice.


                                      By Order of the Board of Directors


                                      Leonard A. Brams

                                      Leonard A. Brams
                                      Senior Vice President/Finance
                                      Chief Financial Officer and Secretary

Troy, Michigan
August 6, 1998

                                HANDLEMAN COMPANY
                               500 Kirts Boulevard
                            Troy, Michigan 48084-4142

                                 ---------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 8, 1998

GENERAL INFORMATION

     This proxy statement contains information related to the Annual Meeting of Shareholders of Handleman Company (the "Company) to be held at the Somerset
Inn, 2601 West Big Beaver, Troy, Michigan 48084-3390, on Tuesday, September 8, 1998, at 2:00 p.m., Eastern Daylight Time. The approximate mailing date for this proxy statement and the proxy is August 6, 1998.

     At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of Directors and approval of the Company's 1998 Stock Option and Incentive Plan. In addition, the Company's management will report on the performance of the Company during fiscal 1998 and respond to questions from shareholders.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, Officers and employees. In addition, the Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $4,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of $.01 par value common stock (the "Common Stock") at the close of business on July 14, 1998 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, the Company had issued and outstanding 31,657,480 shares of Common Stock.

     Based on information filed with the Securities and Exchange Commission ("SEC"), or otherwise provided to the Company, as of July 14, 1998, a) Franklin Resources Inc., 777 Mariners Island Blvd., San Mateo, California 94404, owns 2,409,000 shares (7.6%) of the Company's outstanding Common Stock, b) Dimensional Fund Advisors, 1299 Ocean Avenue, Santa Monica, California 90401, owns 2,106,236 shares (6.7%) of the Company's outstanding Common Stock, and c) the State of Wisconsin Investment Board, P.O. Box 7842, Madison, Wisconsin 53707, owns 1,831,000 (5.8%) of the Company's outstanding Common Stock. Management does not know of any other person who, as of July 14, 1998, beneficially owned more than 5% of the Company's Common Stock.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that Messrs. Alan E. Schwartz and John M. Barth be elected as Directors of the Company to hold office until the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the meeting and each Executive Officer of the Company as of May 2, 1998 named in the Summary Compensation Table herein.

                                                                                                              Percentage of
                                                                                                                  Total
                                                                                                   Shares        Common
                                                                                                  of Common   Stock of the
                                                                                                    Stock        Company
                                                   Positions and Officers                       Beneficially  Beneficially    Term
Name and Year First                              with the Company and Other                      Owned as of   Owned as of     to
Became a Director             Age                   Principal Occupations                       July 14, 1998 July 14, 1998  Expire
----------------------------------------------------------------------------------------------------------------------------------
                                   NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE YEAR TERM
Alan E. Schwartz (1969).......72   Partner of the law firm of Honigman Miller
                                      Schwartz and Cohn..........................................      895           *       2001
John M. Barth (1995)..........52   Executive Vice President of Johnson Controls, Inc.............    1,000           *       2001

                                   DIRECTORS CONTINUING IN OFFICE
Stephen Strome (1989) ........53   President and Chief Executive Officer of the Company..........  369,270 (1)     1.2%      2000
James B. Nicholson (1991).....55   President and Chief Executive Officer of PVS Chemicals, Inc...    4,100           *       2000
Lloyd E. Reuss (1993).........62   Former President of General Motors Corporation................    6,200           *       2000
David Handleman (1946)........82   Chariman of the Board.........................................  367,667 (2)     1.2%      1999
Richard H. Cummings (1962)....76   Retired Senior Vice Chairman of the Board of Directors of
                                      NBD Bancorp., Inc. and of NBD Bank.........................   10,000           *       1999
Gilbert R. Whitaker, Jr.
(1990)........................66   Dean and H. Joe Nelson Professor of Business Economics, Jesse H.
                                      Jones Graduate School of Management, Rice University.......    3,000           *       1999

                                   OTHER EXECUTIVE OFFICERS
Peter J. Cline................51   Executive Vice President - President of
                                      Handleman Entertainment Resources..........................   88,252 (1)       *         --
Stephen Nadelberg.............57   Senior Vice President - President of North Coast
                                      Entertainment..............................................    7,009 (1)       *         --
Arnold Gross..................57   Senior Vice President - President of Handleman International..   28,116 (1)       *         --
Leonard A. Brams..............47   Senior Vice President - Finance, Chief
                                      Financial Officer and Secretary (4)........................   11,447 (1)       *         --

All Directors and Executive Officers as a group (13 persons).....................................  921,070 (3)     2.9%        --
---------------------
*Less than 1%


(1) The number shown above as beneficially owned by Messrs. Strome, Cline, Nadelberg and Gross includes 314,891, 63,750, 2,500 and 22,500 shares, respectively, which they have the right to acquire within 60 days of July 14, 1998 pursuant to the Company's stock option plans (assuming, in certain instances that the stock price reaches certain levels - see "Aggregated Option Exercise in the Last Fiscal Year and Fiscal Year-End Option Values"), 36,828, 23,324, 4,501, 5,299 and 11,447 shares which represent restricted stock awards granted to Messrs. Strome, Cline, Nadelberg, Gross and Brams, respectively, in June 1998, and 566, 376, 8 and 20 shares, respectively, which have been credited to each of Messrs. Strome, Cline, Nadelberg and Gross under the Company's salary deferral plan (the "401(k) Plan").

(2) Mr. Handleman owns outright and has the sole voting and investment power for 367,667 shares. The number of shares shown above does not include 243,175 shares owned outright by Marion Handleman, his wife. Mr. Handleman disclaims beneficial ownership of the shares owned by his wife.

(3) All Executive Officers and Directors of the Company as a group (13 persons) beneficially owned 921,070 shares (2.9%) of the Company's outstanding Common Stock as of July 14, 1998, including 417,391 shares which they have the right to acquire within 60 days of that date pursuant to the Company's stock option plans, 86,841 shares representing restricted stock awards granted in June 1998, and 1,392 shares which have been credited to them under the 401(k) Plan. The total excludes 243,175 shares held by Marion Handleman, wife of David Handleman.

(4) Mr. Brams was elected Senior Vice President/Finance, Chief Financial Officer and Secretary effective June 2, 1997.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

     Following each Director's name and the year in which he first became a Director is a brief account of the business experience of each nominee and Director of the Company during the past five years.

DAVID HANDLEMAN 1946

     Mr. Handlem an has served as Chairman of the Board since December 1, 1974. Mr. Handleman was also Chief Executive Officer from December 1, 1974 to March 9, 1988 and from December 12, 1989 to May 1, 1991. Mr. Handleman retired as an Officer and employee of the Company effective July 1, 1993, but is continuing in the non-officer position of Chairman of the Board. Mr. Handleman also performs services for the Company as part of an advisory and non-compete agreement entered into with the Company in 1989.

RICHARD H. CUMMINGS 1962

     Mr. Cummings is the retired Senior Vice Chairman of the Board of Directors of NBD Bancorp, Inc. and NBD Bank.

ALAN E. SCHWARTZ 1969

     Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn, Detroit, Michigan, which firm serves as general counsel for the Company. It is expected that such law firm will continue to be retained by the Company in the current fiscal year. Mr. Schwartz is also a Director of the following corporations: Detroit Edison Company, DTE Energy Company and Pulte Corporation.

STEPHEN STROME 1989

     Mr. Strome has served as President and Chief Executive Officer of the Company since May 1, 1991. From May 3, 1990 through April 30, 1991, Mr. Strome served as President and Chief Operating Officer of the Company. From June 7, 1989 through May 2, 1990, Mr. Strome served as Executive Vice President and Chief Operating Officer of the Company.

GILBERT R. WHITAKER, JR. 1990

     Mr. Whitaker has served as Dean and H. Joe Nelson Professor of Business Economics, Jesse H. Jones Graduate School of Management, Rice University, since July 1, 1997. From September 1, 1995 through June 30, 1997, he was Professor of Business Economics and Provost Emeritus, the University of Michigan. Mr. Whitaker served as Provost and Executive Vice President for Academic Affairs, the University of Michigan from September 1, 1993 to August 31, 1995. From September 1, 1990 through August 31, 1993, Mr. Whitaker served as Provost and Vice President for Academic Affairs, the University of Michigan. Mr. Whitaker is a Director of the following corporations: Johnson Controls, Inc., Lincoln National Corporation and Structural Dynamics Research Corporation.

JAMES B. NICHOLSON 1991

     Mr. Nicholson has served as President and Chief Executive Officer of PVS Chemicals, Inc. since 1979. Mr. Nicholson is a Director of PVS Chemicals, Inc. and Standard Federal Bank. Mr. Nicholson is also Chairman of the Board of Amerisure Companies.

LLOYD E. REUSS 1993

     Mr. Reuss served as General Motors Corporation's Executive Vice President of New Vehicles and Systems from April 6, 1992 through his retirement on January 1, 1993. Mr. Reuss served as President of General Motors Corporation from August 1, 1990 through April 5, 1992. Mr. Reuss is a Director of International Speedway Corporation and U.S. Sugar Corporation. He is also Vice Chairman of the Board of Directors of Detroit Mortgage & Realty.

JOHN M. BARTH 1995

     Mr. Barth has served as Executive Vice President of Johnson Controls, Inc. since October 1, 1992. Mr. Barth served as Vice President and General Manager of the Plastics Technology Group and the Automotive Systems Group of Johnson Controls, Inc. from March 27, 1990 to September 30, 1992. Mr. Barth is a Director of Johnson Controls, Inc., Comerica Bank-Ann Arbor, N.A. and Edwards Brothers.

     During the fiscal year ended May 2, 1998, the Board of Directors held ten meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee. The current members of the Audit Committee are Richard H. Cummings (Chairman), John M. Barth and Lloyd E. Reuss. During fiscal year 1998, the Audit Committee held four meetings. The duties of the Audit Committee are briefly: recommending to the Board of Directors the retention or discharge of the independent public accountants; reviewing the arrangements and scope of the audit and non-audit engagements and the compensation of the independent public accountants; reviewing with the independent public accountants and the Company's financial officers the adequacy of the Company's internal auditing, accounting and financial controls; reviewing major changes in accounting policies; and reviewing the scope, status and results of examinations conducted by the internal audit department of the Company.

     The Company has a standing Compensation and Stock Option Committee. The current members of the Compensation and Stock Option Committee are James B. Nicholson (Chairman), Lloyd E. Reuss and Gilbert R. Whitaker, Jr. During fiscal year 1998, the Committee held two meetings and made recommendations to the Board of Directors. The duties of the Committee are: recommending to the Board of Directors the remuneration arrangements for senior management; recommending to the Board of Directors compensation plans in which Officers are eligible to participate; and granting stock options, stock appreciation rights and restricted stock awards under the Company's 1992 Performance Incentive Plan.

     The Company has a standing Nominating Committee. The current members of the Nominating Committee are Alan E. Schwartz (Chairman), John M. Barth, James B. Nicholson and Stephen Strome. In lieu of formal meetings, members of the Committee held informal discussions during fiscal 1998. The Nominating Committee considers the performance of incumbent Directors and recommends to the shareholders nominees for election as Directors. The Nominating Committee will consider nominees for Directors recommended by shareholders, which recommendations for the 1999 Annual Meeting of Shareholders should be submitted to the Chairman of the Nominating Committee at the Company's executive offices, no later than March 8, 1999.

     The Board of Directors disbanded the Executive Committee during fiscal 1998. The Executive Committee was authorized to meet on call and had authority to act on most matters between Board meetings. The Committee did hold two meetings during fiscal 1998.

     In September 1997, the Board of Directors established a Corporate Governance Committee (the "Governance Committee"). The current members of the Governance Committee are Gilbert R. Whitaker, Jr. (Chairman), John M. Barth and Alan E. Schwartz. During fiscal year 1998, the Governance Committee held two meetings. In February 1998, the Board of Directors adopted corporate governance guidelines recommended by the Governance Committee. The guidelines will be reviewed at least annually and will be monitored by the Governance Committee. The guidelines establish corporate governance standards, outline the respective responsibilities of management and the Board and provide a process for evaluating the performance of the Board. The Board has the discretion to change the guidelines and also to make exceptions to the guidelines when it is deemed to be in the best interest of the Company and its shareholders to do so.
A copy of the guidelines is attached as Appendix B to this Proxy Statement.

     Each of the Directors attended at least 75% of the meetings held during fiscal 1998 by the Board and by each Committee of which he is a member.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     Mr. David Handleman, Chairman of the Board of the Company since 1974, retired as an Officer and employee of the Company effective July 1, 1993. Mr. Handleman continues as a Director of the Company and as the non-officer Chairman of the Board. Effective July 1, 1993, and during his lifetime, Mr. Handleman will receive annual payments of $300,000 per year in consideration of his performance of advisory and related services to the Company and execution of a non-competition covenant entered into with the Company in 1989. Such amount is in addition to the annual amount ($288,564) Mr. Handleman receives pursuant to the Company's pension plan. In addition, the Company paid $66,947 for certain life insurance, health insurance, automotive and club dues benefits for Mr. Handleman pursuant to his agreement with the Company.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     DIRECTOR'S COMPENSATION IN FISCAL 1998

     Officers of the Company who are Directors do not receive any additional compensation for services as a Director or as a Committee member. During fiscal 1998, all other Directors received annual retainers of $18,000 and meeting fees of $1,000 for each Board of Directors meeting attended. Each member on a Committee of the Board of Directors was paid at the rate of $750 for each Committee meeting attended. Non-Committee Directors who are requested in advance to participate in any Committee meeting were also paid the $750 meeting fee. In addition, during fiscal year 1998, each Committee Chairman received an annual fee of $3,000. Directors are reimbursed for travel and other expenses related to attendance at Board and Committee meetings. The Company has approved a Deferral Plan for Payment of Director Fees which permits members of the Board of Directors to elect to defer to a future date all or any portion of their Director fees (including retainer fees, attendance fees and Committee fees), with interest to be added to deferred amounts. The Company had adopted a Director Retirement Plan which provides that after 10 years of service any outside Director will be, upon retirement, entitled to receive 50% of the annual Director fee then in effect for the lesser of the number of years the participant served as a outside Director of the Company or the life of the participant. Refer to "Director's Compensation in Fiscal 1999" following, with respect to stock compensation and the termination of the Director Retirement Plan.

     Mr. David Handleman is not entitled to receive any Director or Committee member fees during the term of his advisory agreement. See "Certain Transactions with Executive Officers and Directors" for additional information regarding amounts paid to Mr. Handleman for advisory services.

     Under resolutions of the Board of Directors presently in effect, if a Corporate, Division or Subsidiary Officer or Director should die while serving in such capacity, the Company will pay to the surviving spouse, or if there is no surviving spouse then to the decedent's estate, the equivalent of one year's salary (excluding bonuses) based upon the amount being received by the decedent at the time of his or her death, in 24 equal monthly installments commencing one month after death.

     DIRECTOR'S COMPENSATION EFFECTIVE IN FISCAL 1999

     In view of the continuing desire to align interest with shareholders, the Company engaged an independent consulting firm to provide assistance and recommendations on Board compensation for outside Directors. Among other considerations, the consulting firm reviewed current industry practices with respect to stock compensation and retirement benefits. A recommendation was made to the Board of Directors which was adopted in June 1998. Following is a summary of the compensation structure for outside Directors commencing in September 1998 based upon the recommendation of the independent consultant:

     Annual Retainer:
     - $12,000 in restricted stock with 100% vesting after one year.
     - $10,000 in cash payable in four quarterly installments of $2,500.

     Board Meeting Fee:
     - $1,000 per meeting as is currently paid.

     Committee Fees:
     - Committee fees will remain the same--$3,000 annual Chairman fee and $750 per meeting for Committee members.

     Stock Awards:
     - A one-time award of 500 shares of the Company's stock to be awarded to new outside Directors when first elected to the Board.
     - A one-time award of 500 shares of the Company's stock to current outside Directors.
     These stock awards are restricted with 100% vesting after three years.

     Stock Options:
     - The proposed Handleman Company 1998 Stock Option and Incentive Plan allows stock option grants to outside Directors. If approved by the shareholders, it is contemplated that options for 1,500 shares will be granted annually with a three-year graded vesting.

     Director Retirement Plan:
     - The Director Retirement Plan has been terminated. As of the termination date, Messrs. Cummings and Schwartz were fully vested and therefore eligible to receive the retirement compensation upon retirement from the Board. However, no additional years of service will be accrued and their benefits will be frozen as of the termination date of the Retirement Plan. No other outside Directors will receive any retirement benefits.

     Deferral Plan for Payment of Director Fees:

     - The deferred compensation plan will remain the same.

     Refer to "Report of the Compensation and Stock Option Committee - Stock Ownership Program" for minimum stock ownership guidelines for outside Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended May 2, 1998, May 3, 1997 and April 27, 1996 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers as of May 2, 1998 (collectively, the "named Executive Officers") whose annual salary and bonus exceeded $100,000.



                                         Annual Compensation                         Long-Term Compensation Awards
                                         -------------------                         -----------------------------
                                                                    (2)            (4)                              (5)
                                                                               Restricted    Options/SARs
                                                               Other Annual       Stock       Underlying         All Other
                  (1)       Fiscal     Salary       Bonus      Compensation      Awards       Securities       Compensation
Name and Principal Position  Year        ($)         ($)            ($)            (#)            (#)               ($)
------------------------------------------------------------------------------------------------------------------------------
Stephen Strome               1998     447,115           -               -           -            60,000            1,375
  President and Chief        1997     425,000           -               -           -            59,000            1,177
  Executive Officer          1996     422,692           -               -           -           115,000              717

Peter J. Cline               1998     275,409     108,944               -           -            14,000            1,327
  Executive Vice President - 1997     260,769      33,000               -           -            15,000              515
  President of Handleman     1996     252,692           -               -           -            30,000            1,302
  Entertainment Resources

Stephen Nadelberg            1998     213,846       9,736               -           -            12,000              338
  Senior Vice President -    1997      48,854      10,000               -           -            10,000                -
  President of North Coast
  Entertainment

Arnold Gross                 1998     182,385       9,212      30,850 (3)           -            10,000            1,690
  Senior Vice President -    1997     163,077      15,000      75,996 (3)           -            10,000              129
  President of Handleman     1996     137,254      25,000      66,035 (3)           -            20,000                -
  International

Leonard A. Brams             1998     165,192      37,600               -           -            12,000                -
  Senior Vice President -
  Finance, Chief Financial
  Officer and Secretary
------------------------

(1) Salary deferred by the named Executive Officers pursuant to the Company's 401(k) Plan follows:



                                                          1998                 1997                1996
                                                          -----                -----               ----
                             Stephen Strome             $5,173               $4,871              $3,468
                             Peter J. Cline              4,444                2,269               6,000
                             Stephen Nadelberg           1,015                   --                  --
                             Arnold Gross                5,874                  775                  --
                             Leonard A. Brams               --                   --                  --


(2) Non-cash compensation did not exceed the lesser of $50,000 or 10% of individual cash compensation for any named Executive Officer other than noted below for Mr. Gross.

(3) Includes net payments to or on behalf of Mr. Gross for certain life insurance, automobile benefits, relocation expenses and housing expenses as follows:



                                        INSURANCE     AUTO         RELOCATION   HOUSING        TOTAL
                                        ---------     ----          ----------  --------       -----
                             1998       $1,300        $7,250         $22,300    $    --      $30,850
                             1997        1,275         7,217          67,504         --       75,996
                             1996        1,222         6,971          17,503     40,339       66,035


(4) Restricted shares granted during the fiscal year ended April 1996 were issuable if consolidated return on shareholders' equity exceeded a predetermined threshold of performance in the fiscal 1996 through fiscal 1998 performance period. The threshold performance level was not met and, therefore, the restricted stock awards of 14,783, 8,845 and 3,478 shares granted to Messrs. Strome, Cline and Gross, respectively, were canceled.

(5) Represents amounts contributed to the named Executive Officers' 401(k) Plan accounts for the Company matching of employee contributions.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table provides details regarding stock options granted to the named Executive Officers in the last fiscal year.



                                                                                                            (4)
                                                                                                 Potential Realizable Value
                                               (1)                                                at Assumed Annual Rates
                                           % of Total                                           of Stock Price Appreciation
                                         Options Granted                                              For Option Term
                          Number of      to Employees in   Exercise Price          (3)          --------------------------------
Name                   Options Granted     Fiscal Year        Per Share      Expiration Date        5%                10%
--------------------------------------------------------------------------------------------------------------------------------
Stephen Strome             60,000            15.4              $6.531         June 17, 2007      $246,420          $624,540

Peter J. Cline             14,000             3.6               6.531         June 17, 2007        57,498           145,726

Stephen Nadelberg          12,000             3.1               6.531         June 17, 2007        49,284           124,908

Arnold Gross               10,000             2.6               6.531         June 17, 2007        41,070           104,090

Leonard A. Brams           12,000             3.1               6.531         June 17, 2007        49,284           124,908
------------------

(1) The total number of shares subject to options granted to employees in fiscal 1998 was 389,425.

(2) The exercise price (which corresponded to the fair market value of the Common Stock on the date of grant) may be paid in cash, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation and Stock Option Committee has approved the issuance of reload options in certain circumstances and with certain restrictions. A reload option is an option granted to an employee when the employee exercises an option using previously owned shares.

(3) The options become exercisable up to 25% on or after June 18, 1999 and prior to June 17, 2000; up to 50% on or after June 18, 2000 and prior to June 17, 2001; up to 100% on or after June 18, 2001.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1998, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionee's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     There were no stock options exercised by the named Executive Officers during the fiscal year ended May 2, 1998. The following table sets forth the number of shares covered by both exercisable and non-exercisable stock options as of the last day of the fiscal year. The values for in-the money options (which represent the positive spread between the exercise price of any such existing stock options and $10.69 per share, representing the market price of the Common Stock on the last day of fiscal year 1998) are also included. The number of exercisable stock options shown in the following table includes options exercisable within 60 days of July 14, 1998 when the Company's stock price reaches certain levels.

                                                                  VALUE OF
                                      NUMBER OF                  UNEXERCISED
                                     UNEXERCISED                IN-THE-MONEY
                                     OPTIONS AT                  OPTIONS AT
                                   FISCAL YEAR-END             FISCAL YEAR-END
                                   ------------------------------------------
     Stephen Strome
        Exercisable................   314,891                    $304,071
        Unexercisable..............   104,250                     423,885

     Peter J. Cline
        Exercisable................    63,750                      33,600
        Unexercisable..............    25,250                     102,551

     Stephen Nadelberg
        Exercisable................     2,500                       9,850
        Unexercisable..............    19,500                      79,458

     Arnold Gross
        Exercisable................    22,500                      22,400
        Unexercisable..............    17,500                      71,440

     Leonard A. Brams
        Exercisable................        --                          --
        Unexercisable..............    12,000                      49,908

PENSION PLAN

     The Company has a pension plan (the "plan") covering all employees of the Company who have reached the age of 21 and completed one year of service, except for employees covered by a collective bargaining agreement which does not provide for plan coverage. The plan provides pension benefits, death benefits and disability benefits for covered employees. For the fiscal year ended May 2, 1998, employees with five or more years of service were entitled to monthly pension benefits beginning at normal retirement age (65). The computation of benefits under the plan is based upon a formula which takes into consideration retirement age, years of service up to 30 years, average annual compensation during the highest five consecutive year period within the 10 years preceding retirement, and the average of the taxable wage base for social security purposes over the employee's career. The plan permits early retirement at ages 55-64 for employees with 10 or more years of service. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the plan. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her permanent and total disability is entitled to receive a disability retirement benefit.

     The compensation covered by the plan includes all earnings from the Company as reported on the employee's W-2 form, for base pay plus overtime and bonus payments only, plus salary deferrals under the Company's 401(k) Plan, up to a maximum of $160,000 for calendar year 1998.

     The following table illustrates current annual benefits payable under the plan upon retirement at age 65 to persons in certain compensation and years of service classifications. The benefits are computed on the basis of a straight life annuity and are not subject to deductions for social security or other offset amounts.

Final Average           Ten Years          Twenty Years           Thirty Years
Compensation           of Service           of Service             of Service
------------------------------------------------------------------------------
  $160,000*              $20,377              $40,753                $61,130

* Compensation which may be considered for any purpose under a qualified pension plan is limited for 1998 to $160,000.

     The Internal Revenue Code limits the benefits which can be paid from any funded pension plan that qualifies for federal tax exemption. The amount for calendar year 1998 is $130,000.

     As of May 2, 1998, the credited years of service under the plan for the named Executive Officers were as follows: 20 for Stephen Strome; 4 for Peter J. Cline, 1 for Stephen Nadelberg, 4 for Arnold Gross and 0 for Leonard A. Brams.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company sponsors a Supplemental Executive Retirement Plan (the "SERP") covering a select group of management employees of the Company. The SERP provides supplemental retirement income, and death and disability benefits. Covered employees with five or more years of service are entitled to monthly retirement income beginning at normal retirement age (65). The SERP permits early retirement at ages 55-64 for employees with 10 or more years of service. The computation of benefits under the SERP is based upon a formula which takes into consideration retirement age, years of service up to a maximum of 30 years, and average annual compensation during the highest five consecutive years within the 10 years preceding retirement. A death benefit equal to a portion of the employee's accrued benefit is paid to the employee's spouse if the employee dies after becoming vested under the SERP. An employee with 10 or more years of service whose employment by the Company terminates prior to his or her normal retirement date due to his or her total and permanent disability is entitled to receive a disability retirement benefit.

     The compensation covered by the SERP includes all earnings from the Company as reported on the employee's W-2 form, for base pay, overtime, and bonus payments, plus salary deferrals under the Company's 401(k) Plan. No maximum applies to compensation covered under the SERP.

     The benefit amount calculated under the formula is computed on the basis of a straight life annuity and is subject to an offset by benefits provided under the pension plan.

     The following table illustrates current annual benefits payable under the SERP upon normal retirement at age 65 to persons in certain compensation and years of service classifications. These benefits are in addition to benefits payable under the Company pension plan.

     Final             Ten Years             Twenty Years          Thirty Years
 Compensation         of Service              of Service            of Service
--------------------------------------------------------------------------------
   $160,000           $   3,623                $   7,247            $  10,870
    250,000              17,123                   34,247               51,370
    350,000              32,123                   64,247               96,370
    450,000              47,123                   94,247              141,370
    550,000              62,123                  124,247              186,370

     As of May 2, 1998 the credited years of service under the SERP for the named Executive Officers were as follows: 20 for Stephen Strome; 4 for Peter J. Cline; 1 for Stephen Nadelberg; 4 for Arnold Gross and 0 for Leonard A. Brams.

CHANGE IN CONTROL AGREEMENTS

     The Company entered into Change in Control Agreements (the "Agreements") with each of the named Executive Officers in the event their employment is terminated as a result of, or in the connection with, a change in control (as defined in the Agreements). The Agreements end December 31, 1999 and are automatically renewed to December 31 of each subsequent year unless and until the Company or the named Executive Officer sends a written notice of termination to the other party.

     In event of termination of employment or other specified changes in the employment relationship within 24 months following a change in control, the Agreements generally provide for payments of accrued salary and bonus not paid plus a severance payment equal to the sum of base salary and the average of the annual bonus accrued during the three fiscal years prior to the termination date times (i) 1.99 if the named Executive Officer has been employed by the Company for less than two years; (ii) 2.99 when the named Executive Officer has been employed by the Company for two years or more. The Agreements also entitle each named Executive Officer to continue participation in the Company's life and health insurance benefits for 36 months following the termination date. In addition, all stock options granted to the named Executive Officer under the Company's 1992 Performance Incentive Plan or any other incentive plan or arrangement will become 100% vested and immediately exercisable.

     The Agreements with Messrs. Strome and Cline became effective on March 17, 1997. The Agreements with Messrs. Nadelberg, Gross and Brams became effective on October 30, 1997. Based on current salaries, if Messrs. Strome, Cline, Nadelberg, Gross or Brams had terminated their employment as of May 2, 1998 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $1,345,500, $993,621, $457,437, $602,198 and $445,970, respectively.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Index and the Russell 2500 Index, for the past five-year period.

                 1993     1994     1995     1996     1997     1998
                 -------------------------------------------------
Handleman        100       78       79       47       48       82
S&P 500          100      105      124      161      201      284
Russell 2500     100      113      124      165      174      244

      Assumes an investment of $100 in the Company's Common Stock, the S&P 500 Composite Index and Russell 2500 Index as of the last day of fiscal 1993. It shows the cumulative total return for the Company's last five fiscal years assuming reinvestment of dividends.

      The Company does not believe it feasible to provide a peer group comparison since any entities that could conceivably be deemed "peers" are either privately-held companies or subsidiaries or divisions of larger publicly-held companies. Therefore, the Company has selected the Russell 2500 Index on the basis of similar market capitalization.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     INTRODUCTION

     The Compensation and Stock Option Committee (the "Committee") of the Board is composed of three independent outside Directors who have no interlocking relationships as defined by the SEC. The members of the Committee are Messrs. James B. Nicholson (Chairman), Lloyd E. Reuss and Gilbert R. Whitaker, Jr. The Committee establishes the compensation policy for the Company's executives and reviews the salaries, bonuses and stock incentives of each of the Executive Officers including the Chief Executive Officer. The Committee administers the Company's 1992 Performance Incentive Plan.

     GENERAL POLICIES

     The Company's compensation policies reflect its belief that the compensation of its key employees (including Executive Officers) should: (1) provide a compensation program that motivates key employees to achieve their strategic goals by tying compensation to the performance of the Company and applicable business units, as well as, to individual performance; (2) provide compensation reasonably comparable to that offered by other leading companies to attract and retain talented executives; and to (3) align the interests of its key employees with the long-term interests of the Company's shareholders through the award of stock incentives. The compensation packages offered to key employees are based on the review of compensation survey studies and the advice of compensation consultants. In assessing salary levels from a comparability standpoint, the Committee refers to compensation surveys based on different groups of corporations with approximately the same sales volume as the Company.

     The Committee has not taken into the account the impact of Section 162(m) of the Internal Revenue Code (which disallows certain deductions for executive compensation exceeding $1,000,000 per year) in determining the level of executive compensation since there is no immediate relationship between the Company's compensation levels and the provisions of Section 162(m).

     BASE SALARIES

     Base salaries are established by analyzing and evaluating the responsibilities of a given position and a comparison of compensation levels of similar positions in the competitive marketplace on both a regional and national basis. Each position is included in a structure of graduated salary levels that have been set up by reference to the pay practices of the companies included in the outside consultant's compensation surveys. Salary levels are reviewed annually and are subject to adjustment based on the general movement in salaries in the job market, as well as the individual's job performance, contributions to the Company and changes in job responsibilities.

     BONUSES

     The Company's bonus program is intended to encourage and reward the achievement of corporate objectives. Under the Company's bonus program, the Committee establishes a bonus pool and specific bonus payments based on a targeted return on beginning shareholders' equity. Key management employees participate in the bonus program. Awards under the program are based, first, on attaining the targeted return on equity and, second, on each participant's contribution to the Company's business results based on both quantitative results and subjective performance review. Bonuses are paid annually, based upon whether the participant meets annual objectives. In 1998, Messrs. Cline, Nadelberg, Gross and Brams received bonuses based on their individual initiative and contribution to corporate performance.

     STOCK PLANS

     The Company's shareholders approved the adoption of the Handleman Company 1992 Performance Incentive Plan (the "Plan") which authorizes the granting of stock options, stock appreciation rights and restricted stock.

     The Committee believes that stock ownership by key employees (including Executive Officers) and stock-based performance compensation arrangements foster an interest in the enhancement of shareholder value and thus align management's interests with that of the shareholders. In fiscal 1998, stock options were awarded pursuant to the Plan to key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance. In determining the size of individual awards, the Committee considered the amount of options outstanding and previously granted, both in the aggregate and with respect to the particular executive, and the amount of options remaining available for grant under the Plan. The Committee's policy has been to utilize vesting periods to encourage key employees to continue in the employ of the Company, and to grant options to provide a long-term incentive. The exercise price of the options is based on the fair market value of the underlying shares on the date of the grant. Thus, such options have value only if the price of the underlying share increases.

     STOCK OWNERSHIP PROGRAM

     The Company has adopted certain minimum stock ownership guidelines for key management. For the Chief Executive Officer it is expected that he would own shares having a value of three times his base salary. For other members of management the value of shares owned would range from .33 to 2.0 times base salary.

     The employees will be given until April 30, 2002 to achieve the stock ownership guidelines, which may be satisfied through direct ownership of shares, including shares received upon exercise of options. Restricted shares, however, are not taken into account until the shares vest.

     The Company also adopted minimum stock ownership guidelines for outside Directors. Each outside Director of the Company will be expected to own Handleman Company Common Stock by April 30, 2002 generally equivalent to a market price equal to three times the annual retainer paid to the outside Director by the Company.

     OTHER COMPENSATION

     At various times in the past the Company has adopted certain broad-based employee benefit plans in which key management employees have been permitted to participate and has adopted certain Executive Officer retirement, life and health insurance and automotive plans. Other than with respect to the Company's 401(k) Plan, which includes a Company Common Stock Fund so as to further align employees' and shareholders' long-term financial interests, benefits under these plans are not directly or indirectly tied to Company performance.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual base salary earned in fiscal 1998 by Stephen Strome, the Company's Chief Executive Officer, was $450,000. Compensation for the Chief Executive Officer is determined through a process similar to that discussed above for other Executive Officers. No bonus was paid to Mr. Strome for fiscal year 1998 since the Company's performance goal under its bonus program was not met. The Chief Executive Officer's bonus is based solely on the Company meeting a targeted return on shareholders' equity. In fiscal 1998, Mr. Strome was awarded a Nonqualified Stock Option grant to purchase 60,000 shares of the Company's stock (see "Option Grants in the Last Fiscal Year"). The goal of the option is to ensure attention to the Company's long-term strategies and objectives, and provide payouts for performance that increases shareholder value. During fiscal 1996, Mr. Strome was awarded 14,783 restricted shares. These shares were to vest based on the extent that consolidated return on shareholders' equity exceeded the performance target for the fiscal 1996 - 1998 performance period. The threshold performance level was not met and these shares were canceled in fiscal 1998. The Committee believes Mr. Strome's compensation to be competitive with compensation practices of the companies included in the survey prepared by the outside consultant.

     BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

         James B. Nicholson (Chairman)
         Lloyd E. Reuss
         Gilbert R. Whitaker, Jr.

                   II. PROPOSAL TO ADOPT THE HANDLEMAN COMPANY
                      1998 STOCK OPTION AND INCENTIVE PLAN

     The Board of Directors proposes that the shareholders approve the Company's 1998 Stock Option and Incentive Plan (the "Plan"). Under the Plan, stock options (both Nonqualified Options and Incentive Options, as defined in the Plan), stock appreciation rights and restricted stock may be granted to key employees and outside Directors (the "Participants") of the Company or of any corporation in which the Company owns stock possessing more than 25% of the combined voting power of all classes of stock (a "Subsidiary"). The stock options, stock appreciation rights and restricted stock to be granted or awarded under the Plan relate to shares of the Company's Common Stock.

     The Board of Directors adopted the Plan on June 17, 1998 subject to approval by the Company's shareholders. The Board of Directors believes that it is in the best interests of the Company and its shareholders to be able to offer stock options, stock appreciation rights and restricted stock to key employees (including officers who are also key employees) in accordance with the terms of the Plan in order to provide increased incentives for such employees to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees and outside Directors with the interests of the shareholders of the Company, and to help the Company and its Subsidiaries attract and retain key employees and outside Directors. Adoption of the Plan, however, could have an "anti-takeover" effect, particularly with regard to the award of restricted stock which generally will require no payment from the employee.

     The Company's 1992 Performance Incentive Plan, under which 110,486 shares remained available for award as of June, 1998, would be terminated upon approval of the Plan by the Company's shareholders.

     In order to obtain shareholder approval of the Plan, a majority of the votes cast by shareholders present, in person or by proxy, at the Annual Meeting of Shareholders must be cast in favor of the Plan.

     A FULL COPY OF THE PLAN IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE PLAN. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN THEM IN THE PLAN.

ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors. The Committee will be comprised of outside Directors who meet the standards of Rule 16b-3 under the Securities Act of 1934, as amended (the "Exchange Act"), or any similar successor rule and would be deemed "outside Directors" under Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee will determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. In addition, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration, all subject to the provisions of the Plan.

PLAN PARTICIPANTS

     The selection of persons who are eligible to participate in the Plan and grants and awards to those individuals are determined by the Committee, in its sole discretion. The only established criterion to determine eligibility under the Plan is that individuals must be outside Directors or key employees (including officers who are also key employees) of the Company or any Subsidiary. Each grant or award under the Plan is to be evidenced by a written agreement which will contain such provisions as may be approved by the Committee.

SHARES SUBJECT TO GRANT OR AWARD

     In general, the Plan limits the maximum number of shares of stock which may be issued pursuant to restricted stock awards, stock options and stock appreciation rights to 1,500,000. In addition, the maximum number of stock options or stock appreciation rights that can be granted to any Participant during any calendar year cannot exceed 200,000 shares and the maximum number of shares that can be granted to any outside Director Participant during a calendar year cannot exceed 10,000 shares.

     The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares remaining available at any time under the Plan will be subject to adjustment by the Committee to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Company.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may without shareholder approval terminate or amend the Plan or any award or agreement pursuant to the Plan at any time, provided the Board may not, without shareholder approval, amend the Plan so as to increase the maximum number of shares in the aggregate which are subject to the Plan, modify the requirements as to eligibility for participation under the Plan or materially increase the benefits accruing to the Participants under the Plan, and the Board may not, without consent of the holder of a stock option, stock appreciation right or restricted stock award, change the stock option price or alter any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Plan.

     Unless sooner terminated by the Board of Directors, the Plan will terminate on June 16, 2008, which is 10 years after its adoption by the Board of Directors. The termination of the Plan will not affect the validity of any stock option, stock appreciation right or restricted stock award outstanding on the date of termination.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     GRANT AND EXERCISE OF STOCK OPTIONS

     Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option granted under the Plan (i.e., an option to purchase the Common Stock that does not meet the Code's requirements for Incentive Options) must have an exercise price of not less than 100% of the fair market value of the shares subject to the option on the date on which the option is granted.

     The Committee is to specify in its grants of stock options the time or times at which such options will be exercisable. At the time of exercise of any option granted pursuant to the Plan, the Participant must pay the full option price of all shares purchased in cash or, with the consent of the Committee, (i) in Common Stock of the Company, (ii) by a promissory note payable to the order of the Company which is acceptable to the Committee, (iii) by a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price or (iv) in such other manner as the Committee determines is appropriate, in its sole discretion. The fair market value of stock with respect to which Incentive Options are first exercisable in any one year by a Participant under the Plan cannot exceed $100,000.

     No stock option or stock appreciation right granted in conjunction therewith may be exercised prior to six months (12 months for an outside Director) from the date of grant unless the Participant retires, dies or becomes disabled prior thereto.

     GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Option under the Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In such case, the exercise of the stock option terminates the stock appreciation right to the extent of the shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the shares with respect to which such right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, in which case both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless certain terms and conditions are met.

     Upon exercise of a stock appreciation right, a Participant is not required to make any payment to the Company (except for applicable withholding taxes) and is entitled to receive an amount equal to a certain percentage (which is specified in the stock appreciation right) of the excess of the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right over the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount is payable by the Company, in the sole discretion of the Committee or as provided in the grant of the stock appreciation right, in cash, in shares of the Common Stock, or any combination thereof.

     TERMS OF STOCK OPTION AND STOCK APPRECIATION RIGHTS

     No stock option or stock appreciation right granted under the Plan may remain outstanding for more than 10 years from the date of grant. With respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary, such option and stock appreciation right will, however, expire not more than five years after the date of the grant.

     CONTINUATION OF EMPLOYMENT

     Unless the Committee in its discretion determines otherwise, stock options and stock appreciation rights granted under the Plan may be exercised only while a Participant is an employee of the Company or a Subsidiary (or an outside Director). If the Participant's employment is terminated, the Committee may, in its discretion and on certain terms and conditions specified in the Plan, extend the period of time in which stock option and stock appreciation rights may be exercised. Nevertheless, no stock option or stock appreciation right is to be exercisable after its expiration date and a stock option or stock appreciation right may only be exercised after termination of a Participant's employment to the extent that it would have been exercisable on the date of termination of the Participant's employment, provided, however, that if the termination of employment (or of an outside Director's service as a Director) is due to death, disability or retirement at a permitted retirement age, all stock options or stock appreciation rights to such Participant thereupon become exercisable in full.

     The Plan provides that, as a condition to granting a stock option or stock appreciation right under the Plan, the Committee may require that the prospective Participant agree in writing to remain in the employ of the Company or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right and may further require that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions.
Nothing in the Plan or any grant or award confers any right to continued employment.

     NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     No stock option or stock appreciation right granted under the Plan is permitted to be transferred by a Participant other than by will or by the laws of descent and distribution, and such stock option or stock appreciation right may be exercisable, during the lifetime of the Participant, only by the Participant.

RESTRICTED STOCK

     Subject to the terms of the Plan, the Committee may award shares of restricted stock to the Participants. Generally, a restricted stock award will not require the payment of any option price by the Participant, but will call for the transfer of shares to the Participant subject to forfeiture, without payment of any consideration by the Company, if the Participant's employment terminates during a "restricted" period (which must be at least six months) specified in the award of the restricted stock. If the Participant's employment terminates as a result of his or her death or permanent disability or retirement at a permitted retirement age, the restrictions shall lapse. Although the Participant is not permitted to sell, transfer, pledge, hypothecate or otherwise encumber shares acquired upon the grant of restricted stock during the restricted period, the Participant has the right to vote, and receive any dividends payable with respect to, such shares. The Committee may also prescribe other terms and conditions in connection with the award of restricted stock.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     INCENTIVE OPTIONS

     If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from the grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

     If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     NONQUALIFIED OPTIONS

     A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as a capital gain or loss.

     STOCK APPRECIATION RIGHTS

     A Participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

     RESTRICTED STOCK

     A Participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such Participant's right in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

     WITHHOLDING PAYMENTS

     If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company or any Subsidiary must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of the Common Stock delivered or deliverable to the Participant upon exercise of a stock option or stock appreciation right or award of restricted stock, or by electing to tender an appropriate number of shares of the Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the Committee may adopt).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED 1998 STOCK OPTION AND INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               III. OTHER MATTERS



RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     PricewaterhouseCoopers LLP is the independent public accountant for the Company and its subsidiaries and has reported on the Company's consolidated financial statements for the fiscal year ended May 2, 1998. The Company's independent accountant is appointed by the Board of Directors after receiving recommendations from the Audit Committee. PricewaterhouseCoopers LLP has been reappointed for fiscal year 1999.

     Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by March 8, 1999.


                                        By Order of the Board of Directors


                                        Leonard A. Brams

                                        Leonard A. Brams
                                        Senior Vice President/Finance
                                        Chief Financial Officer and Secretary

Dated:  August 6, 1998

                                                                      APPENDIX A
                                HANDLEMAN COMPANY
                      1998 STOCK OPTION AND INCENTIVE PLAN

1.   DEFINITIONS:  As used herein, the following definitions shall apply:

     (a) "Plan" shall mean this Handleman Company 1998 Stock Option and Incentive Plan.

     (b) "Corporation" shall mean Handleman Company, a Michigan corporation, or any successor thereof.

     (c) "Committee" shall mean a committee consisting of two or more members of the Board of Directors of the Corporation, each of whom (1) shall be an "outside Director" as defined under Section 162(m) of the Code (as hereinafter defined), and the Treasury Regulations thereunder, and (2) shall be a "outside Director" as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any similar or successor provision, as appointed by the Board of Directors of the Corporation to administer the Plan.

     (d) "Participant shall mean any Director who is not an employee of the Corporation or any Subsidiary (hereinafter defined as an "outside Director") and any officer or employee of the Corporation or any Subsidiary designated by the Committee under Paragraph 6, for participation in the Plan.

     (e) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

     (g) "Stock appreciation right" shall mean a right to receive the appreciation in value, or percent thereof of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

     (h) "Subsidiary" shall mean any corporation, limited liability company, partnership, or any other entity, in which the Corporation owns, directly or indirectly, stock or interest therein, possessing more than twenty-five percent of the combined voting power of all classes of stock or interests.

     (i) "Restricted stock" shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers who are also key employees) and outside Directors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees and outside Directors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees and outside Directors.

3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjusted in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty
(60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: At any given time, the maximum number of shares of stock which may be issued pursuant to restricted stock awards or with respect to which stock options or stock appreciation rights may be granted under the Plan shall not exceed 1,500,000 shares (subject to adjustments as provided in this Paragraph 5).

     The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any Participant (other than an outside Director) during any calendar year shall not exceed 200,000 shares (subject to adjustments as provided in this Paragraph 5) and the maximum number of shares with respect to which stock options may be granted to any outside Director Participant during any calendar year shall not exceed 10,000 shares (subject to adjustments as provided in this Paragraph 5).

     The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares available at any time under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares available at any time under the Plan.

     The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those outside Directors and key employees (including officers who are also key employees) of the Corporation or any Subsidiary to whom stock options, stock appreciation rights, or restricted stock are to be granted or awarded and who thereby become Participants under the Plan.

7. WRITTEN AGREEMENT: Each stock option and stock appreciation right granted and each restricted stock awarded shall be evidenced by a written agreement between the Corporation and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. ALLOTMENT OF SHARES: The Committee shall determine and fix the number of shares of stock with respect to which each Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof, provided, however, that outside Director Participants may only be granted Nonqualified Options. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. PAYMENT OF STOCK OPTION PRICE: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. Such payment may also be made in such other manner as the Committee determines is appropriate, in its sole discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

     (a) The stock appreciation right will expire no later than the Incentive Option;
     (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;
     (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;
     (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and
     (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

     Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the applicable percentage, as specified in the right, of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the sole discretion of the Committee or as provided in the grant of the right, in cash, in shares of Common Stock of the Corporation or any combination thereof, at the times provided in the grant of right.

13. GRANTING AND EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: Each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, that no stock option or stock appreciation right granted in conjunction therewith may be exercisable prior to the expiration of six (6) months from the date of grant unless the Participant retires from employment at a permitted retirement age or dies or becomes disabled prior thereto; and provided further that no Nonqualified Option granted to an outside Director Participant may be exercisable prior to the expiration of twelve (12) months from the date of grant unless the outside Director Participant dies or becomes disabled prior thereto or terminates services as an outside Director prior thereto. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of any applicable rule adopted pursuant to the provisions of the Exchange Act. In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11. Except as provided in Paragraph 17, stock options and stock appreciation rights may be exercised only while the Participant is an employee or an outside Director, as the case may be, of the Corporation or a Subsidiary.

     Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised, provided that an Incentive Option may only be exercised in the order permitted by the Code.

14. NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and such option and stock appreciation right shall be exercisable, during the lifetime of the Participant, only by the Participant.

15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee and may further require, in its discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or stock appreciation right.

17. TERMINATION OF EMPLOYMENT: If the employment of a Participant by the Corporation or a Subsidiary shall be terminated (or an outside Director's service as a Director shall terminate), the Committee may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed one year following such termination of employment with respect to Incentive Options or related stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related stock appreciation rights; provided, however, that no Incentive Option or related stock appreciation right may be exercised after three months following a Participant's termination of employment unless such termination of employment is due to the Participant's death, permanent disability or retirement at a permitted retirement age, in which event the Incentive Option and related stock appreciation right may be permitted to be exercised for up to one year following the Participant's termination of employment for such reason. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date. A stock option or stock appreciation right may only be exercised after termination of a Participant's employment (or of an outside Director's service as a Director) to the extent exercisable on the date of termination of employment (or termination of service as an outside Director); provided, however, that if the termination of a Participant's employment (or of an outside Director's service as a Director) is due to the Participant's death, permanent disability or retirement at a permitted retirement age, all stock options or stock appreciation rights granted to such Participant shall thereupon become exercisable in full.

18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants (other than outside Directors). All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

     (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six (6) months. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.
     (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive dividends on, and the right to vote, the shares.
     (c) If a Participant ceases to be employed by the Corporation or a Subsidiary for any reason other than death, permanent disability or retirement at a permitted retirement age, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions. For this purpose, the Committee's definition of "cause" shall be final and conclusive.
     (d) If a Participant ceases to be employed by the Corporation or a Subsidiary by reason of death, permanent disability or retirement at a permitted retirement age, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions.
     (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.
     (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

     In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

19. INVESTMENT PURPOSE: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted shares) and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary as an employee nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment as an employee at any time with or without cause.

21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 421 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may in its sole discretion permit Participants to satisfy such withholding obligations in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

22. EFFECTIVENESS OF PLAN: The Plan shall be effective as of June 17, 1998; provided that the shareholders of the Corporation approve the Plan within twelve
(12) months of that date. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated by the Board of Directors, the Plan shall terminate on the date ten (10) years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan or any award or agreement pursuant to the Plan at any time; provided, however that no such amendment or revision shall (i) with respect to the Plan increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect an award or agreement pursuant to the Plan change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right, or restricted stock which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

As adopted by the Board of Directors on June 17, 1998.

                                                                      APPENDIX B
                                HANDLEMAN COMPANY
                    GUIDELINES ON CORPORATE GOVERNANCE ISSUES

1. SELECTION OF CHAIRMAN AND CEO; LEAD DIRECTOR: Currently, the Chairman of the Board is not an executive officer of Handleman Company and the President is the Chief Executive Officer (CEO). If the Board does not designate the Chairman of the Board as the CEO, then the President by virtue of his office is the CEO.

     The Board has no policy respecting the need to separate or combine the offices of Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company to make a determination whenever it elects a new CEO. The Board recognizes that there may be circumstances in the future that would lead it to consolidate these offices, but the Board believes there is no reason to do so at this time.

     The Board may designate an independent Director to serve as Lead Director, with such duties and responsibilities as determined by the Board. If no Lead Director is designated by the Board, reference in these Guidelines to the Lead Director shall refer to the Chair of the Compensation and Stock Option Committee.

2. MEETING WITHOUT CEO: In those instances where the outside Directors meet without the CEO, the Lead Director will chair the meeting.

3. NUMBER OF COMMITTEES: The Board has the following committees: Audit, Compensation and Stock Option, Nominating, and Corporate Governance. The Board has the flexibility to form a new committee or disband a current committee. It is the policy of the Board that only independent Directors serve on the Audit and Compensation and Stock Option committees.

4. ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS: The CEO and Chairman suggest the appointment of members to the committees, the composition of which are discussed and ratified by the entire Board, taking into account the desires and suggestions of individual Directors. It is the belief of the Board that committee rotation is a desirable principle, but should not be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director's committee membership for a longer period or to shorten the period. The learning time to become an active contributor on a particular committee is also a factor.

5. FREQUENCY AND LENGTH OF COMMITTEE MEETINGS: The Chair of each committee, in consultation with its members, determines the frequency and length of the meetings of the committee.

6. COMMITTEE AGENDA: The Chair of each committee, in consultation with the appropriate officers, will develop the committee's agenda. At the beginning of the Board year (from annual shareholders meeting to annual meeting) each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen); the schedule for each committee will be furnished to all Directors. The agenda for each meeting will be distributed to all Directors in advance, and suggestions for changes or additions will be solicited.

7. SELECTION OF AGENDA ITEMS FOR BOARD MEETINGS: The CEO, in consultation with the Chairman, will establish the agenda for each Board meeting. At the beginning of the Board year the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The agenda for each meeting will be distributed to all Directors in advance, and suggestions for changes or additions will be solicited. At least one Board meeting each year will be a Board "retreat," the principal purpose of which will be a Board review of long-term strategic plans and the principal issues that Handleman Company will face in the future. The Board will have a minimum of six scheduled meetings per Board year and will be on call for additional meetings as needed.

8. BOARD MATERIALS DISTRIBUTED IN ADVANCE: Information and data that is important to the Board's understanding of the business will be distributed in writing to the Board the week before the scheduled Board meeting. The officers will strive to make the information concise yet comprehensive, and will make an ongoing effort to solicit suggestions from outside Directors on how to best meet their information needs.

9. REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS: The CEO and Chairman will invite senior officers to attend the meeting when their presence is expected to significantly enhance the quality of Board decisions. Generally, attendance of non-Directors will take place when their expertise is required or where attendance is encouraged as noted in Item 11 (e.g. at the Board retreat).

10. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS: The outside Directors will meet in executive session at the conclusion of each scheduled Board meeting. The Lead Director will report to the CEO on the nature of the discussion immediately following the Board meeting.

11. BOARD ACCESS TO SENIOR MANAGEMENT: Board members have complete access to Handleman's officers and counsel. It is assumed that Board members will use appropriate judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the CEO under normal circumstances. Furthermore, the Board encourages the CEO to, from time to time, bring executives into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas or (b) represent executives with future potential that the CEO believes should be given exposure to the Board. The Board may retain outside counsel of its choice with respect to any issue relating to its activities. The CEO will be advised on each such occasion of the law firm selected and the issues to be addressed by it on behalf of the Board.

12. BOARD COMPENSATION REVIEW: It is appropriate for the officers to report once a year to the Compensation and Stock Option Committee the status of Board compensation in relation to other comparable U.S. companies and in consideration of the most current best practices. Changes in Board compensation, if any, should come at the suggestion of the Compensation and Stock Option Committee, but with full discussion and concurrence by the Board.

13. SIZE OF THE BOARD: It is the opinion of the Board that the optimal size of the Board under normal circumstances is 8 to 10 members. This size permits both a diversity of skills and views available to contribute to the duties of the Board and its Committees as well as the coordination and participation of all Directors in Board deliberations. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

14. MIX OF INSIDE AND OUTSIDE DIRECTORS: The Board believes that as a matter of policy there should be a majority of independent Directors on the Handleman Board.

15. DEFINITION OF INDEPENDENCE FOR OUTSIDE DIRECTORS: The Company has adopted the following definition of an independent Director: one who (a) is not and has not been employed by the Company or its subsidiaries in an executive capacity;
(b) is not a significant advisor or consultant to the Company; (c) is not affiliated with a significant customer or supplier of the Company; (d) does not have a significant personal services contract with the Company; (e) is not affiliated with a tax-exempt entity that receives significant contributions from the Company; or (f) is not a spouse, parent, sibling or child of a Board member or senior executive of the Company. The Board believes that all outside Directors with the exception of Alan E. Schwartz and David Handleman are independent. Compliance with the definition of independence is reviewed annually by the Nominating Committee. The ownership of stock in the Company by Directors is encouraged. The Board's policy is that each Director should, by April 30, 2002, own Company stock valued at market price equal to three times the annual retainer.

16. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP: The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new CEO and the Board.

17. BOARD MEMBERSHIP CRITERIA: The Nominating Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of marketing, finance, regulation and public policy, international background, commitment to Handleman's shared values, etc. -- all in the context of an assessment of the perceived needs of the Company and the Board at that point in time.

18. SELECTION OF NEW DIRECTOR CANDIDATE/EXTENDING INVITATIONS TO BOARD: The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Nominating Committee with the direct input from the Chairman and the CEO. The invitation to join the Board should be extended by the CEO and the Chair of the Nominating Committee.

19. ASSESSING THE BOARD'S PERFORMANCE: The Board commits to participate in a process of self-evaluation annually, led by the Nominating Committee. This will be discussed with the full Board following the end of each fiscal year. This assessment should be of the Board's contribution as a whole and should specifically review areas in which the Nominating Committee or the CEO believe a better contribution could be made. Its purpose is to increase the effectiveness of the Board. The purpose of the evaluation will be to discover if there are changes to the Board's structure and operations which will maximize the value that the Board adds to the Company.

20. DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY: It is the sense of the Board that individual Directors who change in a substantial way the business responsibility they held when they were elected to the Board, or who develop a conflict as a Director of the Company with the person's position in or role with another entity, should inform the Chairman and the Chair of the Nominating Committee of the change. In addition, they must volunteer to resign from the Board. It is not the sense of the Board that the Directors who retire from or change substantially the position they held when they became a Director should necessarily leave the Board. There should, however, be an opportunity for the Board via the Nominating Committee to review the continued appropriateness of Board membership under these circumstances.

21. RETIREMENT AGE: Directors will submit a written resignation to the Board upon reaching the age of 72. The Nominating Committee will review the desirability of continued service by that Director in light of the needs of the Company at that time and make a recommendation to the Board. If continued service is requested, that Director will then annually submit a written resignation to be considered by the Board.

22. FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER: At the beginning of each fiscal year, the CEO will set forth in writing to the Chair of the Compensation and Stock Option Committee the CEO's personal goals for the performance of his duties and responsibilities during such fiscal year. The outside Directors should make this evaluation annually, and it should be communicated to the CEO by the Chair of the Compensation and Stock Option Committee. The evaluation should be based on objective criteria, including comparison of the CEO's goals for the year against actual results, performance of the business, accomplishment of long-term strategic objectives, management development, and the like. The evaluation will be used by the Compensation and Stock Option Committee in the course of its deliberations when considering the compensation of the CEO.

23. SUCCESSION PLANNING: There will be an annual report by the CEO to the Board on succession planning. There should also be available, on a continuing basis, the CEO's recommendations as to a successor should the CEO be unexpectedly disabled.

24. MANAGEMENT DEVELOPMENT: There will be an annual report to the Board by the CEO on Handleman's program for management development. This report should be given to the Board at the same time as the succession planning report.

25. BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC.:
The Board believes that, in general, it is optimal for the appropriate Officers to speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, including investors. It is expected that Board members would do this with the knowledge of the CEO and, absent unusual circumstances, only at the request of the CEO.

26. ADHERENCE TO CODE OF BUSINESS PRACTICES: Each Director shall be familiar with and adhere to the Company's Code of Business Practices. The Directors shall annually acknowledge in writing that the Director has complied with the Code of Business Practices as it applies to the Director.

--------------------------------------------------------------------------------

                               HANDLEMAN COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 8, 1998

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF HANDLEMAN COMPANY

        David Handleman, Stephen Strome and Richard H. Cummings and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held September 8, 1998, and at any adjournment thereof:

1. THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

   ELECTION OF               [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
   DIRECTORS                     (except as marked to the contrary below)          to vote for all nominees listed below


                     John M. Barth         Alan E. Schwartz

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     ----------------------------------------------------------------------

2. THE BOARD RECOMMENDS A VOTE FOR THE HANDLEMAN COMPANY 1998 STOCK OPTION AND INCENTIVE PLAN.

   FOR [ ] or AGAINST [ ] the proposal to adopt the Handleman Company 1998 Stock Option and Incentive Plan. [ ] ABSTAIN

3. In their discretion with respect to any other matters that may properly come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE AND FOR THE HANDLEMAN COMPANY 1998 STOCK OPTION AND INCENTIVE PLAN.

                   (Continued and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side)

        THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH STOCK, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXIES, OR THEIR SUBSTITUTES, MAY DO BY VIRTUE HEREOF. IF ONLY ONE ATTORNEY AND PROXY SHALL BE PRESENT AND ACTING, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID ATTORNEYS AND PROXIES.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT RELATING THERETO AND THE ANNUAL REPORT FOR 1998.

                                              Dated:                      1998
                                                    --------------------,

                                              --------------------------------

                                              --------------------------------

                                              (Signature(s) of Shareholders(s))
                                              The signature(s) of
                                              shareholder(s) should correspond
                                              exactly with the name(s)
                                              stenciled hereon. Joint owners
                                              should sign individually. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

                                              PLEASE PROMPTLY DATE, SIGN AND
                                              MAIL THIS PROXY IN THE ENCLOSED
                                              ENVELOPE.

--------------------------------------------------------------------------------